                                                                    EXHIBIT 99.2

================================================================================



                             DISTRIBUTION AGREEMENT

                            dated as of May 8, 1997

                                     among

                             AMERICAN BRANDS, INC.,

                               ATIC GROUP, INC.,

                             GALLAHER GROUP LIMITED

                                      and

                                GALLAHER LIMITED



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                   Page
                                                                                   ----
ARTICLE I DEFINITIONS.............................................................    1
Section 1.01  General.............................................................    1
Section 1.02  Exhibits, etc.......................................................   10
ARTICLE II THE DISTRIBUTION.......................................................   10
Section 2.01  The Distribution....................................................   10
Section 2.02  Cooperation Prior to the Distribution...............................   11
Section 2.03  Parent Board Action; Conditions Precedent to the Distribution.......   12
Section 2.04  Waiver of Conditions................................................   14
Section 2.05  Disclosure..........................................................   14
ARTICLE III TRANSACTIONS RELATING TO THE DISTRIBUTION.............................   15
Section 3.01  Intercorporate Reorganization.......................................   15
Section 3.02  Elimination of Intercompany Accounts as of the Distribution Date....   17
Section 3.03  The New Gallaher Board..............................................   17
Section 3.04  New Gallaher Articles of Association and Memorandum of Association..   18
Section 3.05  Resignations; Transfer of Stock Held as Nominee.....................   18
Section 3.06  Insurance...........................................................   19
Section 3.07  Use of Names........................................................   24

Section 3.08  Transfers Not Effected Prior to the Distribution; Transfers
                Deemed Effective as of the Distribution Date......................   25
Section 3.09  Guarantees; etc.....................................................   26
ARTICLE IV INDEMNIFICATION........................................................   27
Section 4.01  Indemnification by Parent...........................................   27
Section 4.02  Indemnification by New Gallaher.....................................   28
Section 4.03  Insurance, Foreign Exchange and Taxes; Limitations on
                Indemnification Obligations.......................................   30
Section 4.04  Procedures for Indemnification......................................   31
Section 4.05  Remedies Cumulative.................................................   36
Section 4.06  Survival of Indemnities.............................................   36
Section 4.07  Limitations on Liability............................................   36
ARTICLE V EMPLOYEE BENEFITS.......................................................   37
Section 5.01  Retirement Plan for Goldsboro Employees.............................   37
ARTICLE VI ACCESS TO INFORMATION..................................................   37
Section 6.01  Provision of Corporate Records......................................   37
Section 6.02  Access to Information...............................................   39
Section 6.03  Production of Witnesses.............................................   40
Section 6.04  Confidentiality.....................................................   40
ARTICLE VII MISCELLANEOUS.........................................................   41
Section 7.01  Complete Agreement; Construction....................................   41
Section 7.02  Survival of Agreements..............................................   42

Section 7.03  Expenses............................................................   42
Section 7.04  Governing Law.......................................................   42
Section 7.05  Notices.............................................................   42
Section 7.06  Consent to Jurisdiction.............................................   43
Section 7.07  Modifications or Amendments.........................................   44
Section 7.08  Successors and Assigns..............................................   44
Section 7.09  Termination.........................................................   44
Section 7.10  No Third Party Beneficiaries........................................   44
Section 7.11  Titles and Headings.................................................   45
Section 7.12  Severability........................................................   45
Section 7.13  No Waivers..........................................................   45
Section 7.14  Counterparts........................................................   45
Section 7.15  Performance.........................................................   45
Section 7.16  Rights..............................................................   46
Section 7.17  Further Assurances..................................................   46

SCHEDULE 1.1      Common Policies
SCHEDULE 1.2      Former Gallaher Businesses
SCHEDULE 3.01     ATIC Disclosures
SCHEDULE 3.02     Intercompany Accounts
SCHEDULE 3.03     New Gallaher Board of Directors
SCHEDULE 3.05     Resignations
SCHEDULE 3.09(a)  Parent Guarantees; etc.
SCHEDULE 3.09(b)  Gallaher Guarantees; etc.
SCHEDULE 7.03     Allocation of Costs and Expenses

ANNEX A   Interim Services Agreement
ANNEX B   Tax Allocation Agreement

                             DISTRIBUTION AGREEMENT

          DISTRIBUTION AGREEMENT (this "Agreement"), dated as of May 8, 1997, by and among AMERICAN BRANDS, INC., a Delaware corporation ("Parent"), ATIC GROUP, INC., a Delaware corporation and, as of the date hereof, a direct wholly-owned subsidiary of Parent ("ATIC"), GALLAHER GROUP LIMITED, an English private limited company and, as of the date hereof, a direct wholly-owned subsidiary of Parent ("New Gallaher"), and GALLAHER LIMITED, an English private limited company and, as of the date hereof, an indirect wholly-owned subsidiary of Parent ("Gallaher").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Parent Board (as defined herein) has determined that it is appropriate and desirable to distribute all outstanding New Gallaher Ordinary Shares (as defined herein) on a pro rata basis to the holders of Parent Common Stock (as defined herein); and

          WHEREAS, Parent, ATIC, New Gallaher and Gallaher have determined that it is appropriate and desirable to set forth the principal corporate transactions required to effect such distribution and certain other agreements that will govern certain matters relating to such distribution;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

          Section 1.01  General.  As used in this Agreement, the following terms
                        -------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADRs" shall mean American Depositary Receipts evidencing ADSs.

          "ADSs" shall mean American Depositary Shares representing New Gallaher Ordinary Shares, where each ADS represents four New Gallaher Ordinary Shares as of the Distribution Date.

          "Affiliate" shall mean, when used with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that for the purposes of this Agreement, no
             --------  -------
member of either the Parent Group or the New Gallaher Group shall be deemed to be an Affiliate of any member of the other group.

          "Ancillary Agreements" shall mean the Interim Services Agreement and the Tax Allocation Agreement.

          "Articles of Association" shall mean New Gallaher's articles of association substantially in the form previously delivered to Parent.

          "ATIC Acquisition Agreement" shall mean the agreement among the Depositary, Parent and New Gallaher relating to the sale and purchase of the ATIC Common Stock in a form agreeable to the parties.

          "ATIC Common Stock" shall mean all of the issued and outstanding Common Stock, par value $100.00 per share, of ATIC.

          "Business Day" shall mean a day other than a Saturday or Sunday, on which banks are open for ordinary banking business in London and New York.

          "Claims Administration" shall mean the processing of claims made under the Policies, including the reporting of claims to the insurance carrier, management and defense of claims, and providing for appropriate releases upon settlement of claims.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

          "Commission" shall mean the Securities and Exchange Commission.

          "Common Policies" shall mean all occurrence-based Policies, current or past, which are or were owned or maintained by or on behalf of Parent or any of its predecessors or Subsidiaries, or Gallaher or any of its predecessors or Subsidiaries, and which relate to the businesses of both the Parent Group and the New Gallaher Group, or current or past directors, officers, employees or agents of any of the foregoing businesses, including, without limitation, the Policies identified on Schedule 1.1, provided, however, that such Policies shall not include Policies issued by 1700 Insurance Company Ltd.

          "Depositary" shall mean The Bank of New York, a New York banking corporation.

          "Distribution" shall mean the distribution on a pro rata basis to holders of Parent Common Stock of the Distribution Shares on the Distribution Date pursuant to Article II.

          "Distribution Date" shall mean such date as may hereafter be determined by the Parent Board as the date as of which the Distribution shall be effected.

          "Distribution Shares" shall mean, collectively, (i) the New Gallaher Ordinary Shares to be delivered to the holders of record of Parent Common Stock on the Record Date with addresses outside of the U.S. and Canada and (ii) the ADSs evidenced by the ADRs to be delivered to the holders of record of Parent Common Stock on the Record Date with addresses within the U.S. and Canada pursuant to Article II.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

          "Foreign Exchange Rate" shall mean, with respect to any currency other than United States dollars as of any date of determination, the average of the bid and asked rates at 10:00 a.m. (New York time) on such date at which such currency may be exchanged for United States dollars as quoted by Reuters.

          "Form 20-F" shall mean the registration statement on Form 20-F filed by New Gallaher with the Commission to effect the registration of the Distribution Shares pursuant to the Exchange Act, including any amendments or supplements thereto.

          "Former Gallaher Businesses" shall mean (i) the businesses set forth in Schedule 1.2 and (ii) all other businesses, assets or operations managed or operated by, or operationally related to, ATIC or Gallaher or any current or former Subsidiary of Gallaher, which heretofore have been sold or otherwise disposed of or discontinued; provided that such term shall be deemed to include Bonny Products, Inc., a New York corporation, Keeler Instruments, Inc., a Pennsylvania corporation, and Sefton Corporation, a Pennsylvania corporation, and shall be deemed not to include The Whyte & Mackay Group PLC and its Subsidiaries and Ofrex Group Holdings plc and its Subsidiaries.

          "Former Gallaher Business Liabilities" shall mean, collectively, all of the Liabilities related to the Former Gallaher Businesses.

          "Former Parent Businesses" shall mean the businesses, assets or operations managed or operated by, or operationally related to, Parent or any current or former Subsidiary of Parent, which heretofore have been sold or otherwise disposed of or discontinued, which are not Former Gallaher Businesses.

          "Former Parent Business Liabilities" shall mean, collectively, all of the Liabilities related to the Former Parent Businesses.

          "Gallaher Acquisition Agreement" shall mean the agreement between ATIC and New Gallaher relating to the sale and purchase of the Gallaher Ordinary Shares in a form agreeable to the parties.

          "Gallaher Guarantee Obligations" shall have the meaning as defined in
Section 3.09(b).

          "Gallaher Ordinary Shares" shall mean the entire issued share capital of Gallaher comprising 85,056,000 ordinary shares of 50 pence each.

          "Indemnifiable Losses" shall have the meaning as defined in Section 4.01.

          "Indemnification Agreement" shall mean an indemnification agreement among Parent, ATIC, New Gallaher and Gallaher relating to the tobacco business of Gallaher in a form agreeable to the parties.

          "Indemnifying Party" shall have the meaning as defined in Section 4.03(a).

          "Indemnitee" shall have the meaning as defined in Section 4.03(a).

          "Indemnity Payment" shall have the meaning as defined in Section 4.03(a).

          "Insurance Administration" shall mean, with respect to each Parent Policy, New Gallaher Policy and Common Policy, (i) the accounting for premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles and retentions as appropriate under the terms and conditions of each of the Policies, (ii) the reporting to all primary and excess insurance carriers of any losses or claims as may be required in accordance with the terms of each Policy and (iii) the distribution of Insurance Proceeds as contemplated by this Agreement.

          "Insurable Claim" shall have the meaning as defined in Section
3.06(a).

          "Insurance Proceeds" shall mean those monies (i) received or receivable by an insured from an insurance carrier or (ii) paid or payable by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or reserve paid or held by or for the benefit of such insured.

          "Insured Claims" shall mean those claims, debts, liabilities or obligations of whatever nature that, individually or in the aggregate, are covered within the terms and conditions of the Policies, whether or not subject to deductibles, co-insurance, uncollectability or retrospectively-rated premium adjustments, but only to the extent that such claims, debts, liabilities or obligations are within applicable Policy limits, including aggregates.

          "Interim Services Agreement" shall mean an interim services agreement between Parent and New Gallaher, substantially in the form attached hereto as Annex A.

          "IRS" shall mean the Internal Revenue Service.

          "J.R.F." shall mean J.R.F. Realty, Inc., a Delaware corporation and, as of the date hereof, a direct, wholly-owned subsidiary of Parent.

          "Liabilities" shall mean, with respect to any Person, any and all claims, debts, liabilities and obligations of whatever nature, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, all costs and expenses relating thereto; provided, however, that for the purposes of this Agreement "Liabilities" shall be deemed not to include those claims, debts, liabilities and obligations arising from smoking and health or fire safe cigarette matters.

          "Listing Particulars" shall mean the listing particulars relating to New Gallaher prepared in accordance with the listing rules of the London Stock Exchange pursuant to Section 142 of the Financial Services Act of 1986, including any supplement thereto.

          "London Stock Exchange" shall mean the London Stock Exchange Limited.

          "Memorandum of Association" shall mean New Gallaher's memorandum of association substantially in the form as previously delivered to Parent.

          "New Gallaher Board" shall mean the Board of Directors of New
Gallaher.

          "New Gallaher Group" shall mean New Gallaher and the New Gallaher Subsidiaries whether now or hereafter existing.

          "New Gallaher Indemnitees" shall have the meaning as defined in
Section 4.01.

          "New Gallaher Liabilities" shall mean, collectively, all of (i) the Liabilities of the New Gallaher Group under this Agreement or any other agreement or arrangement entered into in connection with the transactions contemplated hereby, (ii) other Liabilities of the New Gallaher Group, whether arising before, on or after the Distribution Date, arising out of or relating to the conduct of the businesses of the New Gallaher Group or the ownership or use of assets in connection therewith, and (iii) the Former Gallaher Business Liabilities.

          "New Gallaher Ordinary Shares" shall mean, the ordinary shares of 10 pence each of New Gallaher.

          "New Gallaher Policies" shall mean all Policies, current or past, which are or were owned or maintained by or on behalf of Gallaher or any of its predecessors or Subsidiaries (i) which relate exclusively to the businesses of the New Gallaher Group and in either case do not also relate to the businesses of the Parent Group or (ii) which are Common Policies identified on Part A of
Schedule 1.1.

          "New Gallaher Subsidiary" shall mean any Subsidiary of New Gallaher that, as of the Distribution Date, will be a Subsidiary of New Gallaher, and any other Subsidiary of New Gallaher which thereafter may be organized or acquired.

          "No-action Letter" shall mean a letter from the staff of the Commission indicating, among other things, that the Division of Corporation Finance will not recommend enforcement action to the Commission if the Distribution Shares are distributed pursuant to the Distribution without registration of the New Gallaher Ordinary Shares under the Securities Act of 1933, as amended.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Parent Board" shall mean the Board of Directors of Parent or the Executive Committee thereof.

          "Parent Common Stock" shall mean the Common Stock, par value $3.125 per share, of Parent.

          "Parent Guarantee Obligations" shall have the meaning as defined in
Section 3.09(a).

          "Parent Group" shall mean Parent and the Parent Subsidiaries, whether now or hereafter existing, other than members of the New Gallaher Group.

          "Parent Indemnitees" shall have the meaning as defined in Section
4.02.

          "Parent Liabilities" shall mean, collectively, all of (i) the Liabilities of the Parent Group under this Agreement or any other agreement or arrangement entered into in connection with the transactions contemplated hereby, (ii) other Liabilities of the Parent Group, whether arising before, on or after the Distribution Date, arising out of or relating to the conduct of the businesses of the Parent Group or the ownership or use of assets in connection therewith and (iii) the Former Parent Business Liabilities, excluding New Gallaher Liabilities.

          "Parent Policies" shall mean all Policies, current or past, which are or were owned or maintained by or on behalf of Parent or any of its predecessors or Subsidiaries (i) which relate exclusively to the businesses of the Parent Group and in either case do not also relate to the businesses of the New Gallaher Group or (ii) which are Common Policies identified on Part B of
Schedule 1.1.

          "Parent Subsidiary" shall mean any Subsidiary of Parent that, as of the Distribution Date, will be a Subsidiary of Parent, and any other Subsidiary of Parent which thereafter may be organized or acquired, other than New Gallaher or any New Gallaher Subsidiary.

          "Parent Retirement Plan" shall mean the Retirement Plan for Employees and Former Employees of American Brands, Inc.

          "Person" shall mean any individual, organization, firm, partnership, joint venture, corporation, company, body corporate, limited liability company, trust, unincorporated organization or any other business entity or any government or any department or agency thereof.

          "Policies" shall mean insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, commercial general liability policies, fiduciary liability, product liability, automobile, aircraft, property and casualty, directors and officers liability, workers' compensation and employee dishonesty insurance policies, bonds and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

          "Proxy Statement" shall mean the proxy statement of Parent substantially complying with the requirements of Regulation 14A under the Exchange Act, sent to the holders of Parent capital stock and filed with the Commission in connection with the Distribution, including any amendment or supplement thereto.

          "Record Date" shall mean the time and date to be determined by the Parent Board as the record date for the Distribution.

          "Records" shall have the meaning as defined in Section 6.01(a).

          "Registration Statements" shall mean the Form 20-F and the registration statement on Form F-6 filed by New Gallaher, whether in preliminary or final form, and including any amendment or supplement thereto.

          "Representative" shall mean, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other legal entity of which such Person or any Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest, or more than 50% of the voting power entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for
                                                  --------  -------
purposes of this Agreement, (i) ATIC, Gallaher, the Subsidiaries of Gallaher and J.R.F. shall be deemed to be New Gallaher Subsidiaries and (ii) none of ATIC, Gallaher, New Gallaher, any New Gallaher Subsidiary or J.R.F. shall be deemed to be Parent Subsidiaries.

          "Tax" shall have the meaning as defined in the Tax Allocation
Agreement.

          "Tax Allocation Agreement" shall mean the Tax Allocation Agreement among Parent, New Gallaher and Gallaher, substantially in the form attached hereto as Annex B.

          "Tax Ruling" shall mean a private letter ruling issued by the IRS indicating that the Distribution will qualify as a tax-free spin-off to the stockholders for federal income tax purposes under Section 355 of the Code.

          "Third Party Claim" shall have the meaning as defined in Section 4.04(a)(i).

          "Trademarks" shall mean the "B Trade Marks" as defined in the Trademark Agreement, dated as of February 26, 1997 among Gallaher, ATIC and British-American Tobacco Company Limited.

          "U.K. Filings" shall mean the Listing Particulars and any other document filed or required to be filed with the London Stock Exchange under or pursuant to the provisions of, or in connection with, the transactions contemplated by this Agreement.

          "U.S. Filings" shall mean the Registration Statements, the Proxy Statement and any other document filed or required to be filed with the Commission or the NYSE under or pursuant to the provisions of, or in connection with, the transactions contemplated by this Agreement.

          Section 1.02  Exhibits, etc..  References to an "Exhibit" or
                        -------------
"Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to "Section" or "Article" are, unless otherwise specified, to one of the Sections or Articles of this Agreement and references to "sub-section" are, unless the context otherwise requires, references to the section in which the reference appears and references to this Agreement include each of the Schedules.

                                   ARTICLE II
                                   ----------

                                The Distribution
                                ----------------

          Section 2.01  The Distribution.  Subject to Section 2.03 hereof and on
                        ----------------
or prior to the Distribution Date, Parent will deliver to the Depositary for the benefit of holders of record of Parent Common Stock on the Record Date, (i) an ADR, endorsed by Parent in blank, evidencing the ADSs and (ii) a stock transfer, duly executed by Parent in favor of one or more non-U.S. or Canadian holders of record of Parent Common Stock on the Record Date, and the related share certificates representing New Gallaher Ordinary Shares directly owned by Parent, which together represent all of the then outstanding New Gallaher Ordinary Shares owned directly or indirectly by or on behalf of Parent, and shall instruct the Depositary to distribute on, or as soon as practicable following, the Distribution Date the appropriate number of Distribution Shares to each such holder or designated transferee or transferees of such holder. The Distribution shall be effective as of the date and time upon which the admission of the New Gallaher Ordinary Shares for trading on the Official List of the London Stock Exchange becomes fully effective on the Distribution Date. New Gallaher will cause to be provided to the Depositary all share certificates and any information, and Parent and New Gallaher will instruct the Depositary to take or cause to be taken all action, required in order to complete the Distribution on the basis of (a) one ADS for each share of Parent Common Stock outstanding on the Record Date held of record by U.S. and Canadian holders and (b) four New Gallaher Ordinary Shares for each share of Parent Common Stock outstanding on the Record Date held of record by all other holders.

          Section 2.02  Cooperation Prior to the Distribution.  (a)  Parent and
                        -------------------------------------
New Gallaher shall prepare, and Parent shall file with, and use its reasonable best efforts to have cleared by, the Commission, the Proxy Statement.

          (b) Parent and New Gallaher shall prepare, and New Gallaher shall file with the Commission, the Form 20-F. Parent and New Gallaher shall use reasonable best efforts to cause the Form 20-F to become effective under the Exchange Act as promptly as reasonably practicable, but in any event prior to the Distribution Date.

          (c) Parent and New Gallaher shall cooperate in arranging for the amendment, restatement and novation of an American depositary facility established by ATIC and the Depositary so that such facility shall apply with respect to the New Gallaher Ordinary Shares and for New Gallaher to enter into an appropriate amended and restated deposit agreement with the Depositary, and

Parent and New Gallaher shall further cooperate in preparing, filing with the Commission and causing to become effective under the Securities Act of 1933, as amended, a registration statement on Form F-6, and any amendments thereto, with respect to the ADSs evidenced by the ADRs.

          (d) Parent and New Gallaher shall take all such action as may be necessary or appropriate under the securities or "blue sky" laws of the states or other political subdivisions of the United States and the securities laws of any applicable foreign countries or other political subdivisions thereof, in connection with the transactions contemplated by this Agreement.

          (e) Parent and New Gallaher shall prepare, and New Gallaher shall file and pursue, (i) an application to permit listing of the ADSs and the New Gallaher Ordinary Shares on the NYSE and (ii) an application to permit the admission of the New Gallaher Ordinary Shares to the Official List of the London Stock Exchange.

          (f) Parent and New Gallaher shall each take all such action as may be necessary or appropriate (including, without limitation, provide or procure the provision of all information and execute or procure the execution of all documents and otherwise do all such acts and things as may be required) to cause the conditions set forth in Section 2.03 to be satisfied as soon as possible and in any event before the Distribution Date and to effect the Distribution on the Distribution Date.

          Section 2.03  Parent Board Action; Conditions Precedent to the
                        ------------------------------------------------
Distribution.  The Parent Board shall in its discretion establish the Record
------------
Date and the Distribution Date and all appropriate procedures in connection with the Distribution, but in no event shall the Distribution occur prior to such time as each of the following have occurred or have been waived in accordance with Section 2.04:

          (a) the Distribution shall have been approved or ratified by the affirmative vote of shares representing a majority in voting power of the outstanding capital stock of Parent, voting together as one class, present in person or represented by proxy at a duly called annual or special meeting and entitled to vote thereat;

          (b) Parent shall have received the Tax Ruling and such Tax Ruling shall be in full force and effect and shall not have been modified or amended in any respect materially adversely affecting the tax consequences set forth therein;

          (c) the Parent Board shall have given final approval of the Distribution conditioned upon the admission of the New Gallaher Ordinary Shares to the Official List of the London Stock Exchange becoming fully effective;

          (d) all necessary third party consents to the transactions contemplated by this Agreement shall have been obtained, except for those the failure of which to obtain would not have a material adverse effect on Parent or New Gallaher;

          (e) the Registration Statements shall have been declared effective by the Commission;

          (f) the New Gallaher Board, composed as contemplated by Section 3.03, shall have been duly elected;

          (g) the Articles of Association and the Memorandum of Association shall each have been adopted and be in effect;

          (h) the agreement by the London Stock Exchange to the admission of the New Gallaher Ordinary Shares to the Official List of the London Stock Exchange, subject (if applicable) only to allocation and listing, shall have been received and such admission shall have become fully effective under applicable rules and regulations of the London Stock Exchange, and the ADSs shall have been approved for listing upon notice of issuance on the NYSE pursuant to Section 2.02(e);

          (i) the transactions contemplated by Section 3.01 and Section 3.02 shall have been consummated in all material respects;

          (j) Parent, New Gallaher and Gallaher shall have entered into each of the Ancillary Agreements and each such agreement shall be in full force and effect;

          (k) Parent, ATIC, New Gallaher and Gallaher shall have entered into the Indemnification Agreement and such agreement shall be in full force and effect;

          (l) the No-action Letter shall have been issued and shall be in full force and effect;

          (m) no suit, action or proceeding by or before any court of competent jurisdiction or other governmental authority shall have been commenced or threatened to restrain or challenge the transactions contemplated by this Agreement, and no inquiry shall have been received that in the reasonable judgment of the Parent Board may lead to such a suit, action or proceeding; and

          (n) no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution shall be in effect.

          Section 2.04  Waiver of Conditions.  Any or all of the conditions set
                        --------------------
forth in Section 2.03 may be waived, in whole or in part, in the sole discretion of the Parent Board; provided, however, that the condition set forth in
                     --------  -------
paragraph (b) of Section 2.03 shall not be waived unless the Parent Board determines in its sole discretion, based on an opinion of counsel, that the Distribution should qualify as a tax-free spin-off to the Parent's U.S. stockholders for federal income tax purposes under Section 355 of the Code. The satisfaction of the conditions set forth in Section 2.03 shall not create any obligation on the part of Parent or any other party hereto to effect the Distribution or in any way limit Parent's powers of termination set forth in
Section 7.09 or alter the consequences of any such termination from those specified in such Section.

          Section 2.05.  Disclosure.  If at any time after the date hereof any
                         ----------
of the parties shall become aware of any circumstances that will or may prevent any or all of the conditions contained in Section 2.03 from being satisfied it shall promptly give to each of the other parties written notice of those circumstances.

                                  ARTICLE III

                   TRANSACTIONS RELATING TO THE DISTRIBUTION
                   -----------------------------------------

          Section 3.01  Intercorporate Reorganization.
                        -----------------------------

          (a) Subject to Section 3.08, prior to the Distribution, Parent, ATIC and New Gallaher each agree to take, or cause to be taken, the following actions in connection with the Distribution:

               (i) ATIC shall transfer to Gallaher the Trademarks, Gallaher shall assume the liabilities of ATIC in respect of such Trademarks and thereafter ATIC will distribute any remaining assets (other than the Gallaher Ordinary Shares) to Parent as a dividend on the ATIC Common Stock;

               (ii) Pursuant to the ATIC Acquisition Agreement, Parent will arrange through the Depositary for the transfer at book value of the ATIC Common Stock (previously deposited by Parent into an American depositary facility established by ATIC and the Depositary) to New Gallaher in exchange for the issuance to the Depositary or its nominee, on behalf of Parent, of New Gallaher Ordinary Shares. ATIC and New Gallaher shall cause the deposit agreement in respect of the American depositary facility established between ATIC and the Depositary to be amended, restated and novated to substitute New Gallaher for ATIC as the sponsor and to reference the New Gallaher Ordinary Shares. After such exchange and amendment, restatement and novation, New Gallaher Ordinary Shares will be represented by ADSs and evidenced by a replacement ADR held by Parent;

               (iii)  Immediately following the transfer described in paragraph
     (ii) immediately above, pursuant to the Gallaher Acquisition Agreement ATIC will sell the Gallaher Ordinary Shares to New Gallaher for the book value thereof, such consideration to be comprised of an intercompany receivable plus the express assumption by New Gallaher of all the remaining debts, liabilities and obligations of ATIC, and thereafter ATIC will liquidate and dissolve, causing the intercompany receivable to be extinguished;

               (iv) New Gallaher will procure any necessary financing commitments to borrow pounds sterling 945 million and transfer this amount to Parent by (a) increasing its share capital by means of a 3 for 2 stock-split of its shares and (b) immediately thereafter purchasing from the Depositary a number of shares equal to the increase in the number of shares resulting from such stock-split pursuant to an agreement between Parent, the Depositary and New Gallaher in a form agreeable to the parties; and

               (v) Prior to the Distribution Date, Parent and New Gallaher shall take all steps necessary to adjust the outstanding New Gallaher Ordinary Shares so that immediately prior to the Distribution, Parent will beneficially own through its ownership of ADSs and New Gallaher Ordinary Shares, a number of New Gallaher Ordinary Shares equal to four times the total number of shares of Parent Common Stock outstanding on the Record Date.

          (b) Immediately following the Distribution, Parent will sell and Gallaher shall purchase the outstanding shares of capital stock of J.R.F. for fair value of approximately $10 million payable in cash pursuant to an agreement between Parent and Gallaher in a form agreeable to the parties.

          (c) In connection with the transfers of assets other than capital stock and the assumptions of debts, liabilities and obligations contemplated by subsection (a) and subsection (b) of this Section, Parent and New Gallaher shall execute or cause to be executed by the appropriate entities the transfer and assumption instruments in such forms as Parent and New Gallaher shall reasonably agree. The transfer of capital stock shall be effected by means of delivery of stock certificates duly endorsed or accompanied by duly executed stock powers and notation on the stock record books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on appropriate registries.

          (d) Except as set forth in subsection (e) of this Section 3.01 or in any of the Ancillary Agreements or in any other agreement or document entered into in connection with the transactions contemplated by this

Agreement, each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document entered into in connection with the transactions contemplated by this Agreement or otherwise, representing or warranting in any way as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party, it being agreed and understood that all assets are being transferred "as is, where is."

          (e) Parent hereby represents and warrants to New Gallaher that, other than as set forth in Schedule 3.01 hereto, ATIC does not engage and has not engaged in any business or activity of any nature other than in connection with
(i) the acquisition, ownership and holding of the Gallaher Ordinary Shares, (ii) the acquisition, ownership and holding of the Trademarks and (iii) the transactions contemplated by this Agreement.

          Section 3.02  Elimination of Intercompany Accounts as of the
                        ----------------------------------------------
Distribution Date.  All intercompany receivables, payables and loans between the
-----------------
New Gallaher Group, on the one hand, and the Parent Group, on the other hand, shall be accorded the treatment set forth on Schedule 3.02.

          Section 3.03  The New Gallaher Board.  At the Distribution Date, the
                        ----------------------
New Gallaher Board shall consist of, and New Gallaher and Parent shall take all actions which may be required to elect or otherwise appoint as directors of New Gallaher on or prior to the Distribution Date, the persons named on Schedule 3.03.

          Section 3.04  New Gallaher Articles of Association and Memorandum of
                        ------------------------------------------------------
Association.  Prior to the Distribution Date, New Gallaher shall adopt the
-----------
Memorandum of Association and Articles of Association to replace the existing memorandum and articles of association of New Gallaher and the New Gallaher Board shall cause copies of the Memorandum of Association and Articles of Association to be filed with the Registrar of Companies in England and Wales.

          Section 3.05  Resignations; Transfer of Stock Held as Nominee.  (a)
                        -----------------------------------------------
Parent shall cause all of its employees, officers and directors and all of the employees and directors of any member of the Parent Group to resign, not later than and with effect from the Distribution Date, from all boards of directors or similar governing bodies of New Gallaher or any member of the New Gallaher Group on which they serve, and from all positions as officers or employees of New Gallaher or any member of the New Gallaher Group in which they serve, except as otherwise specified in Part A of Schedule 3.05, each delivering to New Gallaher an irrevocable and unconditional waiver and release (without any payment by New Gallaher) of any and all claims and any liability of any kind whatsoever for salary, fees, compensation or otherwise for loss of office or services performed prior to such resignation (but not including any indemnification rights) that such employee or director may have against New Gallaher or the relevant member of the New Gallaher Group or any of their respective directors, officers, employees, servants or agents. New Gallaher shall cause all of its employees, officers and directors and all of the employees and directors of any member of the New Gallaher Group to resign, not later than and with effect from the

Distribution Date, from all boards of directors or similar governing bodies of Parent or any member of the Parent Group on which they serve, and from all positions as officers or employees of Parent or any member of the Parent Group in which they serve, except as otherwise specified in Part B of Schedule 3.05, each delivering to Parent an irrevocable and unconditional waiver and release (without any payment by Parent) of any and all claims and any liability of any kind whatsoever for salary, compensation or otherwise for loss of office or services performed prior to such resignation (but not including any indemnification rights) that such employee or director may have against Parent or the relevant member of the Parent Group or any of their respective directors, officers, employees, servants or agents.

          (b) Parent shall cause each of its employees and directors and each of the employees and directors of any members of the Parent Group who holds stock, or similar evidence of ownership, of any New Gallaher Group entity as nominee for such entity pursuant to the laws of the country in which such entity is located to transfer such stock, or similar evidence of ownership, to the Person so designated by New Gallaher to be such nominee as of and after the Distribution Date. New Gallaher shall cause each of its employees and directors and each of the employees and directors of any members of the New Gallaher Group who holds stock, or similar evidence of ownership, of any Parent Group entity as nominee for such entity pursuant to the laws of the country in which such entity is located to transfer such stock, or similar evidence of ownership, to the Person so designated by Parent to be such nominee as of and after the Distribution Date.

          (c) Parent shall cause each of its employees and directors and each of the employees and directors of any members of the Parent Group to irrevocably and unconditionally revoke or withdraw their express written authority, if any, to act on behalf of any member of the New Gallaher Group as an agent or representative therefor as of and after the Distribution Date. New Gallaher shall cause each of its employees and directors and each of the employees and directors of any members of the New Gallaher Group to irrevocably and unconditionally revoke or withdraw their express written authority, if any, to act on behalf of any member of the Parent Group as an agent or representative therefor as of and after the Distribution Date.

          Section 3.06  Insurance.
                        ---------

          (a)  Policies and Rights Included Within Assets.
               ------------------------------------------

          (i) The assets of the Parent Group shall include (A) the Parent Policies, and (B) any and all rights of the Parent or a Parent Subsidiary as an insured party under each of the Common Policies which is also a New Gallaher Policy, subject to the terms of such Common Policies and any limitations or obligations of Parent contemplated by this Section 3.06, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses ("Insurable Claims") incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the businesses of the Parent Group or, to the extent any claim is made against Parent or any of the Parent Subsidiaries, the conduct of the businesses of the New Gallaher Group, and which Insurable Claims may arise out of an insured occurrence under one or more of such Common Policies; provided, however, that nothing in this clause shall be deemed to constitute (or to reflect) an assignment of such Common Policies, or any of them, to Parent or any Parent Subsidiary.

          (ii) The assets of the New Gallaher Group shall include (A) the New Gallaher Policies, and (B) any and all rights of New Gallaher or a New Gallaher Subsidiary as an insured party under each of the Common Policies which is also a Parent Policy, subject to the terms of such Common Policies and any limitations or obligations of New Gallaher contemplated by this
     Section 3.06, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all Insurable Claims incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the businesses of the New Gallaher Group or, to the extent any claim is made against New Gallaher or any of the New Gallaher Subsidiaries, the conduct of the businesses of the Parent Group, and which Insurable Claims may arise out of an insured occurrence under one or more of such Common Policies; provided, however, that nothing in this clause shall be deemed to constitute (or to reflect) an assignment of such Common Policies, or any of them, to New Gallaher or any New Gallaher Subsidiary.

          (b)  Post-Distribution Date Claims.
               -----------------------------

          (i) If, on or subsequent to the Distribution Date, any person shall assert a claim against Parent or any of the Parent Subsidiaries (including, without limitation, where Parent or any of the Parent Subsidiaries are joint defendants with other persons) with respect to any Insurable Claim incurred or claimed to have been incurred on or prior to the Distribution Date and which Insurable Claim may arise out of an insured occurrence under one or more of the Common Policies which is also a New Gallaher Policy, New Gallaher shall, at the time such claim is asserted, to the extent any such Policy requires that any applicable Insurance Proceeds thereunder be collected directly by the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, Parent as the agent and attorney-in-
     fact to assert and to collect any applicable Insurance Proceeds under such Common Policy, and shall further be deemed to assign, without need of further documentation, to Parent any and all rights of an insured party under such Common Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; provided, however, that nothing in this subsection 3.06(b)(i)
                 --------  -------
     shall be deemed to constitute (or to reflect) an assignment of such Common Policies, or any of them, to Parent or any Parent Subsidiary.

          (ii) If, on or subsequent to the Distribution Date, any person shall assert a claim against New Gallaher or any of the New Gallaher Subsidiaries (including, without limitation, where New Gallaher or any of the New Gallaher Subsidiaries are joint defendants with other persons) with respect to any Insurable Claim incurred or claimed to have been incurred on or prior to the Distribution Date and which Insurable Claim may arise out of an insured occurrence under one or more of the Common Policies which is also a Parent Policy, Parent shall, at the time such claim is asserted, to the extent any such Policy requires that any applicable Insurance Proceeds thereunder be collected directly by the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, New Gallaher as the agent and attorney-in-fact to assert and to collect any applicable Insurance Proceeds under such Common Policy, and shall further be deemed to assign, without need of further documentation, to New Gallaher any and all rights of an insured party under such Common Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; provided, however, that nothing in this subsection 3.06(b)(ii) shall be
     --------  -------
     deemed to constitute (or to reflect) an assignment of such Common Policies, or any of them, to New Gallaher or any New Gallaher Subsidiary.

          (c) Administration.  From and after the Distribution Date:
              --------------

          (i) Parent shall be responsible for the (A) Insurance Administration of the Parent Policies and (B) Claims Administration with respect to the claims, debts, liabilities and obligations of the Parent Group, the Former Parent Businesses, Bonny Products, Inc., Keeler Instruments, Inc. and Sefton Corporation; provided, that the retention of the Parent Policies by Parent or a Parent Subsidiary, as appropriate, is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of an insured party under the Parent Policies, including but not limited to New Gallaher and any of its operations, Subsidiaries and Affiliates; and

          (ii) New Gallaher shall be responsible for the (A) Insurance Administration of the New Gallaher Policies and (B) Claims Administration with respect to the claims, debts, liabilities and obligations of the New Gallaher Group and the Former Gallaher Businesses but excluding Bonny Products, Inc., Keeler Instruments, Inc. and Sefton Corporation; provided, that the retention of the New Gallaher Policies by New Gallaher or a New Gallaher Subsidiary, as appropriate, is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of an insured party under the New Gallaher Policies, including but not limited to Parent and any of its operations, Subsidiaries and Affiliates.

          (d)  Insurance Premiums.  The party charged with Insurance
               ------------------
Administration of a Common Policy under Section 3.06(c) shall pay any premiums thereunder (retrospectively-rated or otherwise) which are required to be paid subsequent to the Distribution Date in order to preserve coverage under such Policy with respect to claims which might be made with respect to an act, omission or other event taking place on or prior to the Distribution Date and shall provide the other party with such evidence as it may from time to time reasonably require as to the payment of such premiums and the fact that the relevant Common Policy is in full force and effect. The party responsible for such Insurance Administration shall have the right to be reimbursed on demand by the other party for the portion of all of such premiums that pertain to the claims, debts, liabilities and obligations of the Parent Group or the Former Parent Businesses (with respect to Common Policies the Insurance Administration of which is charged to New Gallaher), or for the claims, debts, liabilities and obligations of the New Gallaher Group or the Former Gallaher Businesses (with respect to Common Policies the Insurance Administration of which is charged to Parent), as the case may be. If the party charged with such Insurance Administration does not pay any such premium, the other party shall have the right to do so and to be reimbursed for the portion of such premium which it would not have had to pay had the premium been paid in accordance with the preceding sentence. Notwithstanding the foregoing, neither Parent nor any Parent Subsidiary shall be responsible for insurance adjustments under policies provided by The Galleon Insurance Company Limited or The Schooner Insurance Company Limited.

          (e)  Allocation of Insurance Proceeds.  Insurance Proceeds received
               --------------------------------
with respect to claims, costs and expenses under the Common Policies shall be paid to Parent with respect to the claims, debts, liabilities and obligations of the Parent Group, the Former Parent Businesses, Bonny Products, Inc., Keeler Instruments, Inc. and Sefton Corporation and to New Gallaher with respect to the claims, debts, liabilities and obligations of the New Gallaher Group and the Former Gallaher Businesses but excluding Bonny Products, Inc., Keeler Instruments, Inc. and Sefton Corporation. The parties agree that there shall be no obligation to allocate Insurance Proceeds in respect of any Common Policy in the event that the aggregate limits on such Common Policy are exhausted. The parties agree to cooperate in good faith with respect to insurance matters.

          (f)  Agreement for Waiver of Conflict and Shared Defense.  If Insured
               ---------------------------------------------------
Claims of both Parent or any member of the Parent Group and New Gallaher or any member of the New Gallaher Group exist relating to the same occurrence, Parent and New Gallaher agree to, or procure that the relevant Parent Subsidiary and New Gallaher Subsidiary (as appropriate) shall, jointly defend and waive any conflict of interest necessary to the conduct of that joint defense. This subsection (f) shall be without prejudice to, and shall in no way be construed to limit or otherwise alter, modify or amend in any way, the indemnity obligations of the parties to this Agreement, including those created by this Agreement or the Indemnification Agreement, by operation of law or otherwise.

          (g)  Directors' and Officers' Liability Insurance.  Each of Parent and
               --------------------------------------------
New Gallaher agree to cooperate in good faith to obtain prior to the Distribution Date, and to maintain for a period of time after the Distribution Date, directors' and officers' liability insurance policies covering events occurring prior to the Distribution Date for all persons who are or were directors and officers of Parent and the Parent Subsidiaries or New Gallaher and the New Gallaher Subsidiaries, respectively, on or prior to the Distribution Date, such directors' and officers' liability insurance policies to provide generally comparable coverage as provided under Parent's current directors' and officers' liability insurance policies.

          Section 3.07  Use of Names.
                        ------------

          (a) Use of New Gallaher Name.  Any existing printed material showing
              ------------------------
any affiliation or connection of Parent or any member of the Parent Group with New Gallaher or any member of the New Gallaher Group shall not be used by Parent or any member of the Parent Group after the Distribution Date, except that the restrictions contained in this Section 3.07(a) shall not apply to filings, reports and other documents required by applicable law or regulations of securities exchanges to be filed and/or made publicly available. On and after the Distribution Date, neither Parent nor any Parent Subsidiary shall represent to third parties that any of them is affiliated or connected with New Gallaher or any member of the New Gallaher Group.

          (b) Use of Parent Name.  Any existing printed material showing any
              ------------------
affiliation or connection of New Gallaher or any member of the New Gallaher Group with Parent or any member of the Parent Group shall not be used by New Gallaher or any member of the New Gallaher Group after the Distribution Date, except that the restrictions contained in this Section 3.07(b) shall not apply to filings, reports and other documents required by applicable law or regulations of securities exchanges to be filed and/or made publicly available. On and after the Distribution Date, neither New Gallaher nor any New

Gallaher Subsidiary shall represent to third parties that any of them is affiliated or connected with Parent or any member of the Parent Group.

          Section 3.08  Transfers Not Effected Prior to the Distribution;
                        -------------------------------------------------
Transfers Deemed Effective as of the Distribution Date.  To the extent that any
------------------------------------------------------
transfers and assumptions contemplated by this Article III shall not have been consummated on or prior to the Distribution Date, the parties shall cooperate in good faith to effect such transfers as promptly following the Distribution Date as shall be practicable, it nonetheless being agreed and understood by all the parties that no party shall be liable in any manner to any other party for any failure of any of the transfers contemplated by this Article III to be consummated prior to the Distribution Date. Subject to the provisions of
Section 2.03, nothing herein shall be deemed to require the transfer of any assets or the assumption of any debts, liabilities or obligations which by their terms or operation of law cannot be transferred or assumed; provided, however,
                                                            --------  -------
that Parent and New Gallaher shall, and shall cause their respective Subsidiaries to, cooperate in good faith to seek to obtain any necessary consents or approvals for the transfer and assumption of all assets and debts, liabilities or obligations contemplated to be transferred or assumed pursuant to this Article III. In the event that any such transfer of assets (other than capital stock of corporations to be transferred hereunder) or assumption of debts, liabilities or obligations has not been consummated, effective as of and after the Distribution Date, the party retaining such asset or debt, liability or obligation shall thereafter hold such asset in trust for the benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such debt, liability or obligation for the account of the party by whom such debt, liability or obligation is to be assumed, and take such other action as may be reasonably requested by and at the cost and expense of the party to whom such asset is to be transferred, or by whom such debt, liability or obligation is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or debt, liability or obligation been transferred or assumed as of the Distribution Date. As and when any such asset or debt, liability or obligation becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement and the Ancillary Agreements all of the debts, liabilities and obligations, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms hereof and thereof.

          Section 3.09  Guarantees; etc.
                        ---------------

          (a) Parent Guarantees.  Parent has entered into guarantees, letter of
              -----------------
credit obligations, performance or surety bonds, comfort letters and other similar obligations of Parent relating to the businesses of the New Gallaher Group, which obligations are set forth on Schedule 3.09(a) and will remain outstanding as of and after the Distribution Date (the "Parent Guarantee Obligations"). Pursuant to Section 4.02, New Gallaher shall indemnify and hold harmless Parent in all respects from the Parent Guarantee Obligations.

          (b) Gallaher Guarantees.  Gallaher has entered into guarantees, letter
              -------------------
of credit obligations, performance or surety bonds, comfort letters and other similar obligations of Gallaher relating to the businesses of the Parent Group, which obligations are set forth on Schedule 3.09(b) and will remain outstanding as of and after the Distribution Date (the "Gallaher Guarantee Obligations"). Pursuant to Section 4.01, Parent shall indemnify and hold harmless Gallaher in all respects from the Gallaher Guarantee Obligations.

                                   ARTICLE IV

                                INDEMNIFICATION
                                ---------------

          Section 4.01  Indemnification by Parent.  Except with respect to
                        -------------------------
claims for proceeds of Policies or other amounts received, which shall be governed by Section 3.06 and Section 4.03, and subject to the provisions of this
Article IV, Parent shall with effect from the Distribution Date indemnify, defend and hold harmless New Gallaher, each Affiliate of New Gallaher and each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing (the "New Gallaher Indemnitees") from and against any and all damage, loss, liability, obligation, debt, claim, demand, cost and expense of whatever nature (including, without limitation, reasonable attorneys' fees and expenses in connection with any and all pending or threatened actions, suits, arbitrations, inquiries, proceedings or investigations by or before any court, any governmental or other regulatory or administrative agency, body or commission or any other tribunal) (collectively, "Indemnifiable Losses") relating to, arising out of, by reason of or otherwise in connection with:

          (a) the Parent Liabilities (including the failure by Parent or any of its Affiliates to pay, perform or otherwise discharge in due course such Parent Liabilities in accordance with their terms), whether any such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, on or after the Distribution Date;

          (b) any untrue statement or alleged untrue statement of a material fact contained in any of the U.S. Filings, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case with respect to information provided by Parent relating to the Parent Group or Parent contained in or omitted from the U.S. Filings;

          (c) any untrue, inaccurate or misleading statement or alleged untrue, inaccurate or misleading statement contained in any of the U.K. Filings, or any omission or alleged omission to state therein any matter required to be stated therein in accordance with the provisions of Sections 146 and 147 of the Financial Services Act of 1986 or necessary to make the statements therein, in light of the circumstances under which they were made, not untrue, inaccurate or misleading; but only in each case with respect to information provided by Parent relating to the Parent Group or Parent contained in or omitted from the U.K. Filings;

          (d) the Gallaher Guarantee Obligations whether any such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, on or after the Distribution Date; and

          (e) the enforcement by the New Gallaher Indemnitees of their rights to be indemnified, defended and held harmless under this Agreement.

          Notwithstanding anything in this Section 4.01 to the contrary, Indemnifiable Losses shall not cover liabilities for Taxes, which shall be governed exclusively by the Tax Allocation Agreement, or claims, debts, liabilities and obligations arising from smoking and health or fire safe cigarette matters, which shall be governed exclusively by the Indemnification Agreement.

          Section 4.02  Indemnification by New Gallaher.  Except with respect to
                        -------------------------------
claims for proceeds of Policies or other amounts received, which shall be governed by Section 3.06 and Section 4.03, and subject to the provisions of this
Article IV, New Gallaher shall with effect from the Distribution Date indemnify, defend and hold harmless Parent, each Affiliate of Parent and each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing (the "Parent Indemnitees") from and against any and all Indemnifiable Losses relating to, arising out of, by reason of or otherwise in connection with:

          (a) the New Gallaher Liabilities (including the failure by New Gallaher or any of its Affiliates to pay, perform or otherwise discharge in due course such New Gallaher Liabilities in accordance with their terms), whether any such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, on or after the Distribution Date;

          (b) any untrue statement or alleged untrue statement of a material fact contained in any of the U.S. Filings, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only in each case with respect to information provided by New Gallaher relating to the New Gallaher

Group or New Gallaher contained in or omitted from the U.S. Filings;

          (c) any untrue, inaccurate or misleading statement or alleged untrue, inaccurate or misleading statement contained in any of the U.K. Filings, or any omission or alleged omission to state therein any matter required to be stated therein in accordance with the provisions of Sections 146 and 147 of the Financial Services Act of 1986 or necessary to make the statements therein, in light of the circumstances under which they were made, not untrue, inaccurate or misleading; but only in each case with respect to information provided by New Gallaher relating to the New Gallaher Group or New Gallaher contained in or omitted from the U.K. Filings;

          (d) the Parent Guarantee Obligations whether any such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, on or after the Distribution Date; and

          (e) the enforcement by the Parent Indemnitees of their rights to be indemnified, defended and held harmless under this Agreement.

          Notwithstanding anything in this Section 4.02 to the contrary, Indemnifiable Losses shall not cover liabilities for Taxes, which shall be governed exclusively by the Tax Allocation Agreement, or claims, debts, liabilities and obligations arising from smoking and health or fire safe cigarette matters, which shall be governed exclusively by the Indemnification Agreement.

          Section 4.03  Insurance, Foreign Exchange and Taxes; Limitations on
                        -----------------------------------------------------
Indemnification Obligations.
---------------------------

          (a) If any party (an "Indemnitee") shall have received full payment (an "Indemnity Payment") pursuant to Section 4.01 or Section 4.02 of this agreement from any other party (an "Indemnifying Party") in respect of any Indemnifiable Losses and shall subsequently actually receive proceeds of Policies or other amounts in respect of such Indemnifiable Losses, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount actually received (net of increased insurance premiums and charges related directly and solely to the related Indemnifiable Losses and any expenses (including reasonable legal fees and expenses) incurred by such Indemnitee in connection with seeking to collect such insurance proceeds or other amounts, and up to but not in excess of the amount of any Indemnity Payment made hereunder). The parties acknowledge that an Indemnitee shall not be required to seek recovery of proceeds of Policies. An insurer who would otherwise be obligated to pay any claim shall not be relieved of such responsibility, or have any subrogation rights with respect thereto, solely by virtue of the indemnification provisions hereof, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions hereof.

          (b) In the event that an Indemnity Payment shall be denominated in a currency other than United States dollars, the amount of such payment shall be translated into United States dollars using the Foreign Exchange Rate for such currency determined in accordance with the following rules:

          (i) with respect to Indemnifiable Losses arising from payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the Foreign Exchange Rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed by the Indemnitee;

          (ii) with respect to Indemnifiable Losses covered by insurance, the Foreign Exchange Rate for such currency shall be the Foreign Exchange Rate employed by the insurance company providing such insurance in settling such Indemnifiable Losses with the Indemnifying Party as of the date on which payment shall be made by such insurance company; and

          (iii) with respect to Indemnifiable Losses not covered by clause (i) or (ii) above, the Foreign Exchange Rate for such currency shall be determined as of the date that notice of the claim with respect to such Indemnifiable Losses shall be given to the Indemnitee.

          (c) In determining the amount of any Indemnifiable Losses, such amount shall be (i) reduced to take into account any net Tax benefit realized by the Indemnitee arising from the incurrence or payment by the Indemnitee of such Indemnifiable Losses and (ii) increased to take into account any net Tax cost incurred by the Indemnitee as a result of the receipt or accrual of payments hereunder (grossed-up for such increase), in each case determined by treating the Indemnitee as recognizing all other items of income, gain, loss, deduction or credit before recognizing any item arising from such Indemnifiable Losses.

          Section 4.04  Procedures for Indemnification.
                        ------------------------------

          (a) Procedures for Indemnification of Third Party Claims shall be as follows:

          (i) If a claim or demand is made against an Indemnitee by any person who is not a party to this Agreement as to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a "Third Party Claim"), such Indemnitee shall notify the Indemnifying Party in writing of the Third Party Claim (giving reasonable details of the specific matter or claim in respect of which such Third Party Claim is made to the extent that such information is then known to the Indemnitee) promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however,
                                                            --------  -------
     that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 15 business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received or transmitted by the Indemnitee relating to the Third Party Claim and shall consult fully with the Indemnifying Party in respect of the Third Party Claim and permit, and procure that any relevant person in the control of the Indemnitee shall permit, the Indemnifying Party and its advisers reasonable access to relevant employees, premises, documents and records (including, without limitation, the right to take copies at the Indemnifying Party's expense of such documents and records) for the purposes of determining whether the Indemnifying Party is obligated to provide indemnification hereunder.

          (ii) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof after the date of such assumption. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party elects to assume the defense of any Third Party Claim, the Indemnifying Party shall promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee fully informed of all developments relating to or in connection with such Third Party Claim (including, without limitation, provide to the Indemnitee promptly on reasonable request updates and summaries as to the status thereof).

          (iii) If the Indemnifying Party elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense thereof, such cooperation to be at the expense (including reasonable legal fees and expenses) of the Indemnifying Party. Without limiting the generality of the foregoing, the Indemnitee shall, at the expense (including reasonable legal fees and expenses) of the Indemnifying Party, (A) provide or cause to be provided to the Indemnifying Party such information and assistance as the Indemnifying Party may reasonably request to defend such Third Party Claim, including, without limitation, the assistance of officers, employees, directors, agents and others acting on behalf of the Indemnitee when reasonably considered necessary by the Indemnifying Party to defend such Third Party Claim, and
     (B) take or cause to be taken such action as the Indemnifying Party may reasonably require to defend the Third Party Claim.

          (iv) If the Indemnifying Party acknowledges in writing as aforesaid its obligation to indemnify the Indemnitee for a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent (such consent not to be unreasonably withheld or delayed); provided, however, that the Indemnitee
                                        --------  -------
     shall have the right to admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee irrevocably and unconditionally releases absolutely the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such admission, settlement, compromise or discharge would not in the reasonable opinion of the Indemnifying Party otherwise materially adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing as aforesaid its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely in connection with such Third Party Claim and that would not in the reasonable opinion of the Indemnitee otherwise materially adversely affect the Indemnitee; provided,
                                                                      --------
     however, that the Indemnitee may refuse to agree to any such settlement,
     -------
     compromise or discharge if the Indemnitee unconditionally and irrevocably acknowledges in writing that the Indemnifying Party's indemnification obligation to the Indemnitee with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. Except as required by law or legal process, Parent and New Gallaher shall not, and shall not permit any of their respective Affiliates, officers, directors, employees, agents, or others acting on their respective behalf to, make any adverse public statement regarding any Third Party Claim.

          (v) Notwithstanding the foregoing, (A) the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if the Indemnitee unconditionally and irrevocably waives and releases in writing its right to be indemnified by the Indemnifying Party therefor and (B) the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages (subject to clause (v)(A) above in respect of such portion).

          (vi) If the Indemnifying Party unconditionally and irrevocably acknowledges in writing as aforesaid its obligations to indemnify the Indemnitee for a Third Party Claim, the Indemnitee shall take and shall procure to be taken such action as may be reasonably requested in writing by the Indemnifying Party to avoid or lessen any loss or liability which is the subject of such claim, and the Indemnifying Party hereby agrees to indemnify and hold harmless such Indemnitee from and against any and all costs and expenses (including reasonable legal fees and expenses), claims and liabilities which the Indemnitee may suffer or incur relating to, arising out of, by reason of or otherwise in connection with the action requested.

          (vii) For the avoidance of doubt, the provisions of this Section 4.04(a) shall not apply in any respect to the Indemnification Agreement.

          (b) Any claim on account of Indemnifiable Losses which does not result from a Third Party Claim shall be asserted by written notice (giving reasonable details of the specific matter or claim in respect of which such claim is made to the extent that such information is then known to the Indemnitee) given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. If such Indemnifying Party does not respond to the Indemnitee within 30 days after the receipt of such notice, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment in respect of such claim. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under this Agreement or under applicable law.

          (c) In addition to any adjustments required pursuant to Section 4.03, if the amount of any Indemnifiable Losses shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any reasonable expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

          (d) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

          Section 4.05  Remedies Cumulative.  The remedies provided in this
                        -------------------
Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

          Section 4.06  Survival of Indemnities.  The obligations of each of
                        -----------------------
Parent and New Gallaher under this Article IV shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Indemnifiable Losses of the other related to such assets, businesses or Liabilities.

          Section 4.07  Limitations on Liability.  (a)  An Indemnifying Party
                        ------------------------
shall not be liable in respect of any claim in connection with any Indemnifiable Losses (a "Relevant Claim") to the extent that the Relevant Claim is attributable (in whole or in part) to anything expressly provided to be done or omitted to be done pursuant to this Agreement, the Tax Allocation Agreement or any other Ancillary Agreement.

          (b) An Indemnifying Party shall not be liable in respect of any Relevant Claim to the extent that the subject of the claim has been or is made good or is otherwise compensated for without cost to the Indemnitee. An Indemnitee shall not be entitled to recover damages or otherwise obtain reimbursement or restitution for more than the amount of any Indemnifiable Losses.

          (c) In the event that an Indemnitee is entitled to claim under this Agreement, or under any Ancillary Agreement, in respect of the same subject matter, the Indemnitee may claim under any one or all of such agreements but payments made under any Ancillary Agreement shall pro tanto satisfy and discharge any claim which is capable of being made under this Agreement in respect of the same subject matter and vice versa.

          (d) An Indemnifying Party shall not be liable in respect of a Relevant Claim to the extent that the Relevant Claim is attributable (in whole or in part) to any voluntary act or transaction carried out by or at the written request of an Indemnitee or any of their successors in title or assigns on or after the Distribution Date other than any such act or transaction carried out in the ordinary and proper course of business.

          (e) The provisions of this Section 4.07 shall apply notwithstanding anything else in this Agreement or any Ancillary Agreement to the contrary.

                                   ARTICLE V

                               EMPLOYEE BENEFITS
                               -----------------

          Section 5.01  Retirement Plan for Goldsboro Employees.  Effective as
                        ---------------------------------------
of the Distribution Date, Gallaher employees based in Goldsboro, North Carolina and covered under the Parent Retirement Plan shall cease to accrue further benefits thereunder. Gallaher shall establish a separate retirement plan and trust for such employees which shall be designed to be tax qualified under the Code. As soon as practicable after the Distribution Date, Parent shall cause to be transferred to such separate Gallaher retirement plan and trust the assets and liabilities of such Gallaher employees under the Parent Retirement Plan.
The amount of assets and liabilities to be transferred shall be determined by the actuary for the Parent Retirement Plan as the amount necessary to comply with section 414(l) of the Code.

                                   ARTICLE VI

                             ACCESS TO INFORMATION
                             ---------------------

          Section 6.01  Provision of Corporate Records.
                        ------------------------------

          (a) Parent shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated by Section 3.01, for the delivery (at New Gallaher's cost) to New Gallaher of all original agreements, contracts, instruments, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records"), if any, in the possession or control of Parent relating specifically to the business and operations of the New Gallaher Group, subject to the exceptions set forth in Section 6.01(c).

          (b) New Gallaher shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated by Section 3.01, for the delivery (at Parent's cost) to Parent of all Records, if any, in the possession or control of New Gallaher relating specifically to the business and operations of the Parent Group, subject to the exceptions set forth in Section 6.01(c).

          (c) Sections 6.01(a) and (b) shall be subject to the following exceptions:

               (i) Parent and New Gallaher each acknowledge that certain Records may contain incidental information relating to the business and operations of the other party but may also relate primarily to the business and operations of the party in possession or control of such Records, and that the party in possession or control of such Records may retain them and shall provide the other party with copies of the relevant portions thereof relating to the business and operations of the other party, if material, on the Distribution Date or as soon as practicable thereafter;

               (ii) Each of Parent and New Gallaher may retain all Records consisting of routine correspondence (including correspondence, memoranda, reports and other information provided by employees of one party to the other) that would be burdensome to deliver to the other party, provided that such party shall, from and after the Distribution Date, provide copies thereof to the other party if reasonably and specifically requested by such other party within a reasonable period following the Distribution Date not to exceed 90 days;

               (iii) Each of Parent and New Gallaher may retain all Records prepared in connection with the Distribution;

               (iv) Parent may retain any Records consisting of or directly relating to Common Policies that are also Parent Policies, provided that Parent shall provide copies of Records in respect of claims made by or on behalf of any member of the New Gallaher Group under such Common Policies to the extent reasonably and specifically requested by New Gallaher, and New Gallaher may retain any Records consisting of or directly relating to Common Policies that are also New Gallaher Policies, provided that New Gallaher shall provide copies of Records in respect of claims made by or on behalf of any member of the Parent Group under such Common Policies to the extent reasonably and specifically requested by Parent; and

               (v) Each of Parent and New Gallaher may retain any Records consisting of publications available to the public generally.

          (d) Notwithstanding anything in this Section 6.01 to the contrary, the delivery and retention of any Records relating to the liability of either the Parent Group or the New Gallaher Group for Taxes or otherwise in connection with any audit or other investigation by any taxing authority shall be governed solely by the terms of the Tax Allocation Agreement.

          Section 6.02  Access to Information.  After the Distribution Date,
                        ---------------------
upon reasonable written notice, Parent and New Gallaher shall, to the extent that such information has not previously been delivered pursuant to Section 6.01(a) or Section 6.01(b), furnish or cause to be furnished to each other and their respective Representatives reasonable access and duplicating rights, during normal business hours and at the cost of the party so requesting, to such information and assistance as is reasonably necessary in connection with asserting, processing or prosecuting insurance administration and claims handling, environmental matters, financial reporting and accounting matters or any other required reports or submissions to governmental bodies with respect to the New Gallaher Group and the Parent Group, respectively, for periods prior to the Distribution Date or in connection with litigation and other claims, proceedings and investigations. Except as required by law or otherwise agreed to in writing by the parties, such information shall, to the extent that such information has not previously been delivered pursuant to Section 6.01(a) or Section 6.01(b), be retained for a period of 5 years after the Distribution Date, except that Common Policies shall be retained indefinitely. In addition, after the expiration of such five-year period, such information shall not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal, (a) the party proposing to destroy or otherwise dispose of such information shall provide no less than 30 days' prior written notice to the other, specifying in reasonable detail the information proposed to be destroyed or disposed of and
(b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the party requesting such information.

          Section 6.03  Production of Witnesses.  After the Distribution Date,
                        -----------------------
each of Parent and New Gallaher shall, and shall cause their respective Subsidiaries to, use reasonable efforts to make available to the other party and its Subsidiaries, upon written request and at the cost and expense of the party so requesting, its directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required (giving consideration to business demands of such Representatives) in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

          Section 6.04  Confidentiality.  Each of Parent and New Gallaher shall,
                        ---------------
and shall cause each of their respective Subsidiaries and Representatives to, hold, in strict confidence, all information concerning the other in its possession or control or furnished by the other or the other's Representatives pursuant to or in connection with either this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby (except to the extent that such information has (a) come into the public domain through no fault of such party or (b) lawfully acquired from other sources by such party), and each party shall not release or disclose such information to any other Person without the prior written consent of the party from whom the information was obtained (such consent not to be unreasonably withheld or delayed), unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law or such disclosure is required by any securities exchange or regulatory or governmental body having jurisdiction over such party, wherever situated and whether or not the requirement has the force of law, except that each party may disclose such information to its Representatives for the purposes contemplated by this Agreement or any Ancillary Agreement provided that such Representatives shall agree to maintain the confidentiality of such information in accordance with this clause. Each party acknowledges that it shall be liable for any breach of this Section 6.04 by its Representatives to whom such information is disclosed by such party. Notwithstanding the foregoing, each party may disclose the terms of this Agreement, the Ancillary Agreements and the Indemnification Agreement and the transactions contemplated hereby and thereby to the extent such information is disclosed in the U.K. or U.S. Filings.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

          Section 7.01  Complete Agreement; Construction.  This Agreement, the
                        --------------------------------
Ancillary Agreements and the Indemnification Agreement, including any schedules and exhibits hereto or thereto, and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, drafts, agreements, undertakings, arrangements of any nature, whether oral or written with respect to such subject matter. Except as provided in Section 4.07 and notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Tax Allocation Agreement, the provisions of the Tax Allocation Agreement shall control.

          Section 7.02  Survival of Agreements.  Except as otherwise
                        ----------------------
contemplated by this Agreement, the Ancillary Agreements and the Indemnification Agreement all covenants, conditions and agreements of the parties contained in this Agreement, the Ancillary Agreements and the Indemnification Agreement shall remain in full force and effect and shall survive the Distribution Date.

          Section 7.03  Expenses.  All costs and expenses related to the
                        --------
negotiation, preparation, execution and delivery of this Agreement, the Ancillary Agreements and the Indemnification Agreement, the carrying into effect of the Distribution and the consummation of the transactions contemplated hereby and thereby shall be allocated between Parent and New Gallaher as set forth on
Schedule 7.03.

          Section 7.04  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the principles of conflicts of laws thereof.

          Section 7.05  Notices.  All notices, requests, claims, demands and
                        -------
other communications hereunder required or permitted to be given shall be in writing and shall be delivered by hand or sent by prepaid cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, cable or telecopied, or if mailed, ten days after mailing (two business days in the case of express mail or overnight courier service) as follows:

          If to Parent:

               American Brands, Inc.
               1700 East Putnam Avenue
               Old Greenwich, Connecticut  06870
               Attention:     General Counsel
               Telephone:     (203) 698-5000
               Fax:  (203) 698-5172

          With a copy to

               American Brands, Inc.
               1700 East Putnam Avenue
               Old Greenwich, Connecticut  06870
               Attention:  Secretary
               Telephone:  (203) 698-5000
               Fax:  (203) 698-5197

          If to New Gallaher, Gallaher or ATIC:

              Gallaher Group Plc
              Members Hill
              Brooklands Road
              Weybridge
              Surrey, KT 13 0QU
              England
              Attention:   Group Legal Adviser
              Telephone:   011-44-1932-832534
              Fax:         011-44-1932-849119

          With a copy to

              Gallaher Group Plc
              Members Hill
              Brooklands Road
              Weybridge
              Surrey, KT 13 0QU
              England
              Attention:  Company Secretary
              Telephone:  011-44-1932-859777
              Fax:        011-44-1932-849119

or to such other person or address as the addressee may from time to time have specified for that purpose in a notice duly given to the sender as provided herein.

          Section 7.06  Consent to Jurisdiction.  Each of the parties
                        -----------------------
irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of

New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by hand delivery or U.S. registered mail to such party's respective address set forth in Section 7.05 hereof shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 7.07  Modifications or Amendments.  This Agreement may not be
                        ---------------------------
modified or amended except by an agreement in writing signed by the parties.

          Section 7.08  Successors and Assigns.  The rights and benefits under
                        ----------------------
this Agreement may not be assigned and duties and obligations may not be delegated by any party in whole or in part without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          Section 7.09  Termination.  This Agreement may be terminated and the
                        -----------
Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Parent Board without the approval of New Gallaher or of Parent's stockholders. In the event of such termination, no party shall have any liability of any kind to any other party on account of such termination.

          Section 7.10  No Third Party Beneficiaries.  Except for the provisions
                        ----------------------------
of Article IV relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Affiliates and should not be deemed to confer upon third parties (including any employee of Parent or New Gallaher or of any Parent or New Gallaher Subsidiary) any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          Section 7.11  Titles and Headings.  Titles and headings to sections
                        -------------------
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 7.12  Severability.  Any provision of this Agreement which is
                        ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

          Section 7.13  No Waivers.  No failure or delay by any party hereto to
                        ----------
take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

          Section 7.14  Counterparts.  This Agreement may be executed in two or
                        ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 7.15  Performance.  Each party hereto shall cause to be
                        -----------
performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such party.

          Section 7.16  Rights.  The rights, powers, privileges and remedies
                        ------
provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise. No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

          Section 7.17  Further Assurances.  The parties shall cooperate in good
                        ------------------
faith to ensure that they and each of their respective Subsidiaries do all such acts and things as may reasonably be necessary to complete the Distribution and the transactions contemplated by this Agreement, the Indemnification Agreement and each of the Ancillary Agreements. Without limiting the generality of the foregoing, at any time after the date hereof each of Parent and New Gallaher shall, at the request and cost of another party hereto, execute or procure the execution of such documents and do or procure the doing of such acts and things as the party so requesting may reasonably require for the purpose of giving the party so requesting the full benefit of the provisions of this Agreement, the Indemnification Agreement and each of the Ancillary Agreements. For the avoidance of doubt, this section shall not and shall not be deemed to impose upon any of the parties more onerous duties and obligations than those contained in or contemplated by this Agreement, the Indemnification Agreement and the Ancillary Agreements.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                            AMERICAN BRANDS, INC.

                                            By: /s/ Gilbert L. Klemann, II
                                                ------------------------------
                                                Name:  Gilbert L. Klemann, II
                                                Title: Senior Vice President
                                                       and General Counsel


                                            GALLAHER GROUP LIMITED

                                            By: /s/ C.T. Fielden
                                                ------------------------------
                                                Name:  C.T. Fielden
                                                Title: Director


                                            GALLAHER LIMITED

                                            By: /s/ N.P. Bulpitt
                                                ------------------------------
                                                Name:  N.P. Bulpitt
                                                Title: Director and Secretary


                                            ATIC GROUP, INC.

                                            By: /s/ C.P. Omtvedt
                                                ------------------------------
                                                Name:  C.P. Omtvedt
                                                Title: Vice President